                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): APRIL 12, 1999



                            UNITED AUTO GROUP, INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                       1-12297                   22-3086739
(State or other jurisdiction      (Commission File             (IRS Employer
     of incorporation)                   Number)             Identification No.)


  375 PARK AVENUE, NEW YORK, NEW YORK                              10152
(Address of principal executive offices)                        (Zip Code)


       Registrant's telephone number, including area code: (212) 223-3300

ITEM 5.  OTHER EVENTS.

     On April 12, 1999, United Auto Group, Inc., a Delaware corporation (the "Company") and International Motor Cars Group I, L.L.C. and International Motor Cars Group II, L.L.C., Delaware limited liability companies controlled by Penske Capital Partners, L.L.C. (together, the "Purchaser"), entered into a Securities Purchase Agreement pursuant to which, subject to the satisfaction of certain closing conditions, the Purchaser will purchase (i) an aggregate of 7,903.124 shares of the Company's Series A Convertible Preferred Stock, par value $0.0001 per share (the "Series A Preferred Stock"), (ii) an aggregate of
396.876 shares of the Company's Series B Convertible Preferred Stock, par value $0.0001 per share (the "Series B Preferred Stock"), and (iii) warrants (the "Warrants") to purchase (a) 3,898,665 shares of the Company's voting Common Stock, par value $0.0001 per share (the "Common Stock"), and (b) 1,101,335 shares of the Company's non-voting Common Stock, par value $0.0001 per share (the "Non-Voting Common Stock"). The shares of Series A Preferred Stock and Series B Preferred Stock will entitle the Purchaser to dividends at a rate of 6.5% per year, payable in kind for the first two years. The Series A Preferred Stock is convertible into an aggregate of 7,903,124 shares of Common Stock and the Series B Preferred Stock is convertible into an aggregate of 396,876 shares of Non-Voting Common Stock. The Series A Preferred Stock and the Series B Preferred Stock may be converted at an average price of $10 per share.

     Following conversion of the Series A Preferred Stock and the Series B Preferred Stock and exercise of the Warrants, the Purchaser will own approximately 38% of the Company's Common Stock and Non-Voting Common Stock, on a fully diluted basis. The purchase price paid by the Purchaser for the Series A Preferred Stock, the Series B Preferred Stock and the Warrants will equal $83,000,000. Pursuant to the Securities Purchase Agreement, the Company has agreed that, subject to certain conditions, its Board of Directors will recommend that the Company's stockholders vote in favor of the election to the Board of Directors of such number of the Purchaser's designees as will constitute a majority of the Board of Directors.

     The transaction will be consummated in two steps: first, the acquisition of approximately $33.5 million of the Series A Preferred Stock and, second, the acquisition of approximately $49.5 million of the Series A Preferred Stock, the Series B Preferred Stock and the Warrants. The first step of the transaction is subject to customary closing conditions, including receipt of regulatory approvals and third-party consents. The second step of the transaction is also subject to customary closing conditions, including approval by a majority of the Company's stockholders and receipt of third-party consents. There can be no assurance when or whether either step of the transaction will occur. If the first step of the transaction is completed, but the second step does not occur by December 31, 1999, the Company may be required to repurchase from the Purchaser the investment made in the first step; if not the conversion price of the Series A Preferred Sock and the Series B Preferred Stock will be $9.00 per share.

     Reference is made to the press release of the Company, dated April 12, 1999, attached hereto as an Exhibit and incorporated herein by reference.

     This Current Report contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this Current Report or incorporated herein by reference regarding the Company's financial position and business strategy may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations, include the following:
(i) the Company is subject to the influence of various manufacturers whose franchises it holds; (ii) the Company is leveraged and subject to restrictions imposed by the terms of its indebtedness; (iii) the Company's growth depends in large part on the Company's ability to manage expansion, control costs in its operations and consummate and consolidate dealership acquisitions; (iv) many of the Company's franchise agreements impose restrictions on the transferability of the Company's Common Stock; (v) the Company will require substantial additional capital to acquire automobile dealerships and purchase inventory;
(vi) unit sales of motor vehicles historically have been cyclical; (vii) the automotive retailing industry is highly competitive; (viii) the automotive retailing industry is a mature industry; (ix) the Company's success depends to a significant extent on key members of its management; and (x) the Company's business is seasonal. In light of the foregoing, readers of this Current Report are cautioned not to place undue reliance on the forward-looking statements contained or incorporated by reference herein.

ITEM 7.  Financial Statements and Exhibits

     10.20.1 Securities Purchase Agreement, dated as of April 12, 1999, among the Company and the Purchaser.

     10.20.2 Stockholder Voting Agreement, dated April 12, 1999, between Trace International Holdings, Inc. and the Purchaser.

     10.20.3 Stockholder Voting Agreement, dated April 12, 1999, between Aeneas Venture Corporation and the Purchaser.

     10.20.4 Stockholder Voting Agreement, dated April 12, 1999, between AIF II, L.P. and the Purchaser.

     99.5 Press Release, dated April 12, 1999, issued by United Auto Group,
Inc.
                                      -2-

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 15, 1999



                                          UNITED AUTO GROUP, INC.


                                          By: /s/ James R. Davidson
                                              -------------------------
                                              Name: James R. Davidson
                                              Title: Executive Vice President -
                                                     Accounting and Treasurer








                                      -3-